UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) November 27, 2007

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 Fifth Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.  Entry into a Material Definitive Agreement

On November 27, 2007, Premier Financial Bancorp, Inc. (Premier) entered into a material definitive agreement with Traders Bankshares, Inc. (Traders) located in Spencer, West Virginia whereby Premier will purchase Traders for approximately $18,140,000 in stock and cash.

Under terms of the definitive agreement, each share of Traders common stock will be entitled to merger consideration of $50.00 cash and 3.75 shares of Premier common stock, subject to certain limitations.  Premier will issue 675,000 shares of its common stock and pay in total $9.0 million in cash to the shareholders of Traders.  The transaction, which still requires approval by regulatory agencies and Traders’ shareholders, is anticipated to close sometime in the first half of 2008.

Item 7.01.  Regulation FD Disclosure

On November 27, 2007, Premier issued a press release announcing its purchase of Traders Bankshares, Inc.  The text of that press release is included as Exhibit 99.1.

Item 9.01.                                Financial Statements and Exhibits

(c) Exhibit 10.1 – Agreement of Merger between Premier Financial Bancorp, Inc. and Traders Bankshares, Inc. dated November 27, 2007.

(c) Exhibit 99.1 – Text of press release dated November 27, 2007.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: November 28, 2007                                        Brien M. Chase, Vice President
  and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement of Merger between Premier Financial Bancorp, Inc. and Traders Bankshares, Inc. dated November 27, 2007.
99.1	Press Release dated November 27, 2007 captioned “Premier Financial Bancorp, Inc. Announces Purchase of Traders Bankshares, Inc.”